Exhibit 25


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                           SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549
                                   __________________

                                        FORM T-1
                                   __________________

                       STATEMENT OF ELIGIBILITY AND QUALIFICATION
                        UNDER THE TRUST INDENTURE ACT OF 1939 OF
                       A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   __________________

                          CHECK IF AN APPLICATION TO DETERMINE
                          ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                   SECTION 305(B)(2)
                                   __________________

                        UNITED STATES TRUST COMPANY OF NEW YORK
                  (Exact name of trustee as specified in its charter)

              New York                                   13-5459866
          (Jurisdiction of incorporation               (I.R.S. employer
              if not a U.S. national bank)             identification No.)

            114 West 47th Street                         10036-1532
              New York, NY                               (Zip Code)
           (Address of principal
           executive offices)

                             Pennsylvania Electric Company
                  (Exact name of obligor as specified in its charter)

              Pennsylvania                               25-071808
          (State or other jurisdiction of              (I.R.S. employer
           incorporation or organization)              identification No.)

            1001 Broad Street
           Johnstown, Pennsylvania                      15907
          (Address of principal executive offices)       (Zip Code)


                                   __________________



                     % Subordinated Debentures Series     due 204
                          (Title of the indenture securities)

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          GENERAL


          1.   General Information

               Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

                    Federal Reserve Bank of New York (2nd District),
          New York, New York
                         (Board of Governors of the Federal Reserve System)
                    Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

               (b) Whether it is authorized to exercise corporate trust powers.

                    The trustee is authorized to exercise corporate trust powers.


          2.   Affiliations with the Obligor

               If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None


          3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

               Pennsylvania Electric Company currently is not, and has not been in default under any of its outstanding securities issued under indentures for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


          16.  List of Exhibits.

               T-1.1    -    "Chapter   204,  Laws   of   1853,  An   Act   to
                             Incorporate  the United  States Trust  Company of
                             New  York,  as   Amended",  is   incorporated  by
                             reference  to Exhibit T-1.1  to Form T-1 filed on
                             September   20,  1991  with  the  Securities  and
                             Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration
                             No. 2221291).

               T-1.2    -    The  trustee was  organized by  a special  act of
                             the  New York  Legislature in  1853 prior  to the
                             time  that the  New York Banking  Law was revised
                             to require a Certificate of authority to
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          16.  List of Exhibits
               (Continued)

                             commence  business.   Accordingly, under New York
                             Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

               T-1.3    -    The  authorization  of the  trustee  to  exercise
                             corporate   trust  powers  is  contained  in  the
                             Charter (Exhibit T-1.1).



               T-1.4    -    The By-laws of  the United  States Trust  Company
                             of   New   York,   as   amended  to   date,   are
                             incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the
                             Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

               T-1.6    -    The consent of  the trustee  required by  Section
                             321(b) of the Trust Indenture Act of 1939.

               T-1.7    -    A  copy of the  latest report of condition of the
                             trustee   published  pursuant   to  law   or  the
                             requirements of its supervising or examining authority.



          NOTE

          As of May 10, 1994, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

                                  __________________


          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 11th day of May, 1994.

                                        UNITED STATES TRUST COMPANY OF
                                             NEW YORK, Trustee


                                        By:  ________________________
                                             S/Louis P. Young
                                             Vice President
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                                                              Exhibit T-1.6

          The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                                 114 West 47th Street
                                 New York, NY  10036


          March 19, 1992



          Securities and Exchange Commission
          450 5th Street, N.W.
          Washington, DC  20549

          Gentlemen:


          Pursuant  to  the  provisions  of  Section  321(b) of  the  Trust

          Indenture Act of 1939,  and subject to the limitations  set forth therein, United States Trust  Company of New York  ("U.S. Trust")

          hereby consents  that reports  of examinations of  U.S. Trust  by

          Federal,  State,  Territorial  or  District  authorities  may  be furnished  by  such authorities  to  the Securities  and Exchange

          Commission upon request therefor.






          Very truly yours,


          UNITED STATES TRUST COMPANY
               OF NEW YORK


               __________________________
          By:  S/Gerard F. Ganey
               Senior Vice President
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                                                              EXHIBIT T-1.7
                         Consolidated Report of Condition of
                       United States Trust Company of New York
          and Foreign and  Domestic Subsidiaries, a  member of the  Federal
          Reserve System, at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
                                                          Dollar Amounts
                                   ASSETS                   in Thousands
          Cash and balances due from depository
            institutions:
            a.  Noninterest bearing balances and
                 currency and coin:                           $     176,527
            b.  Interest bearing balances:                           50,000
          Securities:                                               833,859
          Federal funds sold and securities purchased
          under agreements to resell in domestic offices
          of the bank and of its Edge and Agreement
          subsidiaries, and in IBF's:                                 1,753
            a:  Federal funds sold:                                 205,000
            b:  Securities purchased under agreements
                to resell:                                           32,000
          Loans and lease financing receivables:
            a.  Loans and leases, net of unearned income:         1,271,077
            b.  LESS: Allowance for loan and lease losses:           11,928
            c.  Loans and leases, net of unearned income,
                allowance and reserve:                            1,259,149
          Premises and fixed assets (including
          capitalized leases):                                       98,896
          Other real estate owned:                                   11,543
          Investments in unconsolidated subsidiaries
          and associated companies:                                     725
          Intangible assets:                                            856
          Other assets:                                             256,699
          TOTAL ASSETS:                                         $ 2,925,254
                                     LIABILITIES
          Deposits:
            a.  In domestic offices:                            $ 2,345,177
              (1) Non interest bearing:                           1,228,335
              (2) Interest bearing:                               1,116,842
            b.  In foreign offices, Edge and Agreement
                subsidiaries, and IBF's:                              5,617
              (1) Interest bearing:                                   5,617
          Federal funds purchased and securities
          sold under agreements to repurchase
          in domestic offices of the bank and of
          its Edge and Agreement subsidiaries,
          and in IBF's:
            a.  Federal funds purchased:                            211,921
            b.  Securities sold under agreements
                to repurchase:                                       15,016
          Demand notes issued to the U.S. Treasury:                  33,824
          Other Borrowed Money                                           10
          Mortgage indebtedness and obligations
          under capitalized leases:                                   2,429
          Subordinated notes and debentures:                         12,453
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          Other liabilities:                                        118,457
          TOTAL LIABILITIES:                                    $ 2,744,904
                                    EQUITY CAPITAL
          Common Stock:                                         $    14,995
          Surplus:                                                   41,500
          Undivided profits and capital reserves:                   123,855
          TOTAL EQUITY CAPITAL:                                 $   180,350

          TOTAL LIABILITY AND EQUITY CAPITAL:                   $ 2,925,254



          I, Richard E. Brinkman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this report of condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                     RICHARD E. BRINKMANN, SVP, Comptroller
                                                           January 31, 1994

          We, the undersigned trustees, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


          H. MARSHALL SCHWARZ:
          FREDERICK S. WONHAM:                  Trustees
          DONALD M. ROBERTS:
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